Francine Giani
Executive Director
Department of Commerce

Gary Herbert
Governor
State of Utah

Kathy Berg
Director
Division of Corporations
& Commercial Code

STATE OF UTAH
DEPARTMENT OF COMMERCE
DIVISION OF CORPORATIONS & COMMERCIAL CODE
CERTIFICATE OF REGISTRATION

BRANDEN T BURNINGHAM
PREVISTO INTERNATIONAL HOLDINGS INCORPORATED
455 E FIFTH S STE 205
SALT LAKE CITY UT 84111

Access Code
Code: 947515

State of Utah
Department of Commerce
Division of Corporations & Commercial Code

CERTIFICATE OF REGISTRATION

Corporation - Domestic - Profit

This certifies that **PREVISTO INTERNATIONAL HOLDINGS INCORPORATED** has been filed and approved on **October 24, 1986** and has been issued the registration number **947515-0142** in the office of the Division and hereby issues this Certification thereof.

Kathy Berg

KATHY BERG
Division Director

*The Access Code is used for Online Applications used by this Division only.